Exhibit 32.1

STATEMENT FURNISHED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

The undersigned, Leo R. Sagan, Jr., Chief Financial Officer and Treasurer of Westfield Financial, Inc. (“Westfield Financial”).

This statement is being furnished in connection with the filing by Westfield Financial of Westfield Financial’s Year End Report on Form 10-K for the period ended December 31, 2010 (the “Report”).

By execution of this statement, I certify that:

A)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and

B)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Westfield Financial as of the dates and for the periods covered by the Report.

This statement is authorized to be attached as an exhibit to the Report so that this statement will accompany the Report at such time as the Report is filed with the Securities and Exchange Commission, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350.  It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Westfield Financial, Inc. and will be retained by Westfield Financial, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: March 11, 2011	/s/ Leo R. Sagan, Jr.
Leo R. Sagan, Jr.
Chief Financial Officer and Treasurer
(Principal Financial Officer)